                                                         Exhibit No. EX-99.d.2.o

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  dated  this __ day of  _________,  2007,  among  DFA  INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS  LP, a Delaware  limited  partnership  ("DFA"),  and  DIMENSIONAL  FUND
ADVISORS LTD., a company organized under the laws of England ("DFAL").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund, including  the  DFA  Selectively  Hedged  Global  Fixed  Income  Portfolio  (the
"Portfolio"); and

     WHEREAS,  the Portfolio  invests in securities of issuers  associated  with international  markets  designated  by  the  Investment  Committee  of  DFA,  as categorized, defined, and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFAL personnel have expertise in certain business areas pertinent to the business  operations  of the  Portfolio  and the  selection of brokers or dealers and the execution of trades with respect to international markets equity stocks; and

     WHEREAS,  DFA  wishes to retain  DFAL as  sub-advisor  with  respect to the
Portfolio, and DFAL wishes to act as sub-advisor, upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services to Be Performed. DFA hereby employs, subject to approval by the
Board of Directors of the Fund,  and  supervision  by DFA,  DFAL to furnish,  at
DFAL's expense, the services described below with respect to the Portfolio:

DFAL shall have the authority and responsibility to select brokers or dealers to execute  purchases  and sales of eligible  securities  for the  Portfolio.  Such authority and responsibility shall include, without limitation,  the maintenance of a trading  desk for the  Portfolio;  the  determination  of the best and most efficient means of purchasing and selling such portfolio  securities in order to achieve best price and execution; and the allocation of trades among brokers and dealers,  including  any affiliate of the Fund or of any  investment  advisor or affiliate  thereof,  subject to Section 17 of the Investment Company Act of 1940
(the "1940 Act"). In carrying out its obligations hereunder,  DFAL will act with a view to the Portfolio's  objectives,  as set forth in the Fund's  registration statement,  and otherwise  communicated to DFAL by DFA, including the objectives of receiving best price and execution for portfolio  transactions and of causing as little price  fluctuation  in the market prices of stocks being  purchased or sold as possible in light of the size of the  transaction  being  executed.  DFA will advise DFAL of changes in the Fund's  Articles of  Incorporation,  By-Laws, and registration statement, and any objectives not appearing therein as they may be relevant to DFAL's performance under this Agreement. DFA will furnish to DFAL reports on cash available for investment and needed for redemption payments. DFA shall be responsible to the Fund for the  preparation of schedules of securities eligible for purchase and sale by the  Portfolio  ("execution  schedules"),  and shall  prepare  such  schedules  on at  least  a  semi-annual  basis,  it  being understood  that DFA may  consult  with DFAL in  connection  therewith,  and may delegate to DFAL the  preparation of such  schedules.  On at least a semi-annual basis, DFA will review the Portfolio's holdings, make, itself or in consultation with DFAL, any necessary adjustments to the execution schedules,  and review the securities  trading  process and  executions.  DFAL is authorized to have orders executed for more or fewer shares than set forth on the execution schedules when market  conditions  and other  factors  permit or  require,  provided  that such variances from the execution  schedules are within the  parameters  agreed to by
DFA from time to time or in specific cases. DFAL shall report the results of all trading  activities  and  all  such  other  information  relating  to  portfolio transactions for the Portfolio as DFA may reasonably  request,  on a daily basis to DFA and any other entity designated by DFA,  including without limitation the custodian of the Fund.  DFAL shall review and  coordinate its agency trading and
execution  strategies,   practices,  and  results  with  DFA  as  frequently  as
reasonably requested.

DFAL shall maintain, and periodically review with DFA and the Fund, policies and procedures  necessary  to ensure the  effectiveness  of  on-line  communications systems between DFAL, DFA, and the Fund.

DFAL shall periodically  provide DFA with data concerning certain  international markets; and it shall maintain and provide to DFA current financial  information with respect to specific international equity stocks on the execution schedules.
DFAL shall also furnish DFA with advice and information  regarding securities of international  companies,  and shall  provide DFA with such  recommendations  in connection  with the  investment  therein  by the  Portfolio  as DFAL shall deem necessary and advisable in light of the investment objective and policies of the
Portfolio.

     2. Compensation. For the services provided by DFAL hereunder, DFA shall pay
DFAL a fee equal  to(pound)50,000  per year, to be paid on a quarterly basis. In the event that this Agreement is terminated at other than  quarter-end,  the fee for such quarter shall be prorated.

     3. Liability of DFAL.  Except as provided by the next sentence,  DFAL shall not be liable for any error of  judgment  or of law or for any loss  suffered by the Fund in connection with the matters to which this Agreement relates,  except loss resulting from willful  misfeasance,  bad faith, or gross negligence on the part of DFAL in the performance of its  obligations and duties,  or by reason of its reckless  disregard of its obligations and duties under this Agreement.  The foregoing  sentence does not apply to any liability  which DFAL or any affiliate thereof may have arising out of the  execution  by it of portfolio  transactions for the Fund.

     4. Term.  This Agreement  shall become  effective on  __________,  2007 and shall remain in effect until  __________,  2009,  unless  sooner  terminated  as hereinafter  provided and shall continue in effect from year to year thereafter, but  only so long  as  such  continuance  is  specifically  approved,  at  least annually, by (a) the vote of a majority of the Fund's directors, or (b) the vote of a majority of the outstanding voting securities of the Portfolio, and (c) the vote of a majority of those  directors who are not parties to this  Agreement or interested  persons of any such party  (except as directors of the Fund) cast in person at a meeting called for the purpose of voting on such approval. The terms
"interested  persons"  and  "vote  of  a  majority  of  the  outstanding  voting securities"  shall have the meanings  respectively set forth in Section 2(a)(19)
and Section 2(a)(42) of the 1940 Act.

     This  Agreement may be  terminated  by DFA or by DFAL at any time,  without penalty,  on ninety (90) days' written notice to the other party hereto, and may also be terminated at any time without  penalty by the Board of Directors of the
Fund  or by  vote  of  the  holders  of a  majority  of the  outstanding  voting securities of the  Portfolio on sixty (60) days'  written  notice to DFAL by the
Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term "assignment," for this purpose, shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned, or not renewed.

     5. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

     6.  Governing  Law and Consent to  Jurisdiction.  This  Agreement  shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to the conflict of laws principles thereof;  provided that nothing herein shall be construed to preempt,  or to be  inconsistent  with, any federal  law,  regulation  or rule,  including  the 1940 Act and the  Investment
Advisers Act of 1940 and any rules and regulations promulgated  thereunder.  The parties agree and consent to the jurisdiction of the State and federal courts of
Maryland.

     7.   Classification.   DFAL  has  classified  the  Portfolio  as  a  market
counterparty  within the meaning of the FSA  Handbook of Rules and  Guidance and
DFAL will provide its services to Portfolio on that basis.

     IN WITNESS  WHEREOF,  DFA, DFAL, and the Fund have caused this Agreement to be executed as of the day and year above written.

                                     DIMENSIONAL FUND ADVISORS LP

                                     By: DIMENSIONAL HOLDINGS INC.,
                                          General Partner

                                     By:
                                           Name
                                           Title

                                     DIMENSIONAL FUND ADVISORS LTD.

                                     By:
                                           Name
                                           Title

                                     DFA INVESTMENT DIMENSIONS GROUP INC.

                                     By:
                                           Name
                                           Title